Exhibit 99.2

NYSE American: TPHS Corporate Presentation April 2018

DISCLAIMER

TRINITY PLACE HOLDINGS

Forward Looking Statement

Certain statements in this presentation and that may be made in meetings contain forward-looking statements. All statements included in this presentation, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements and are not guarantees of future performance. These statements represent our current expectations based on various factors and numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) anticipated development and/or redevelopment of 77 Greenwich and our other properties, (ii) projections of financial items, (iii) statements of our plans and objectives, (iv) statements of expected future economic performance, and (v) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "expects," "should," "could," "intends," "anticipates," "targets," "estimates" or the negatives of those terms, or by discussions of development or other plans, strategy or other intentions. Important factors that could cause our actual results to be materially different from the forward-looking statements include the risks and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, in our Quarterly Reports on Form 10-Q and in our other filings with the Securities Exchange Commission. In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this presentation are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

Market and Industry Data

This presentation contains information, estimates and projections concerning the New York City market and other factors regarding the Company's industry that are based on government and industry publications and reports. This information involves a number of assumptions and limitations and you are cautioned to not rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data and other information contained in these publications and reports. The New York City market and the industry in which the Company operates are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC.

Trinity Place Holdings Inc. (NYSE American: TPHS) 2

INVESTMENT HIGHLIGHTS ► Stock trading at a discount with no upside assumed for growth strategy ► Executing multifamily strategy with control of 2 multi - family properties during the last 18 months ► 77 Greenwich development project progressing according to plan ► Strong market trends being capitalized upon ► Experienced management team and shareholder aligned board in place to execute growth strategy ► CEO previously part of leadership team of multibillion dollar public real estate company ► Board representation from MFP and independent Third Avenue designee ► Balance sheet to support growth initiatives ► Low leverage ► History of diversified capital raising to support growth ► Large NOL position to offset future gains and/or income Trinity Place Holdings Inc. (NYSE American: TPHS) 3

A UNIQUE REAL ESTATE OPPORTUNITY ► Approximately 600,000 square feet in active management and/or under development ► Expanding income - producing portfolio focused on select New York Metro neighborhoods which are positioned to outperform the broader market ► Team in place to seize unique opportunistic plays ► Successfully repositioning and monetizing legacy assets associated with former retail operating company of Syms Filene’s Basement ► The company’s strategy allows transparent investment in a NYC targeted geographic market of asset classes not currently offered abundantly to the public markets Trinity Place Holdings Inc. (NYSE American: TPHS) Expansion into Prime/Growth Neighborhoods in NYC of newer, high - quality, multi - family real estate Construction of transformational property in lower Manhattan Other investments that capitalize on the company’s expertise and attributes Repositioning and monetizing property associated with Syms & Filene’s Basement - including $231M of federal NOLs Multi - Family Acquisition Strategy Opportunistic Investment Legacy Assets Experienced Management Team Deploying Clear Data - Driven Strategy to Drive Value 4 TPHS is a real estate company with wide - ranging in - house capabilities and expertise

ACCELERATING TRANSFORMATION

TRINITY PLACE HOLDINGS

Strong Legacy Assets → Experienced Management → Expansion Initiatives → Maximize Return

September 2012
- Emerged from bankruptcy with a significant portfolio of real estate and other legacy assets (@$2.49/share)

October 2013
- Matt Messinger named CEO
- $13+ M commitment from Third Avenue Real Estate Fund (@$4.00/share)

February 2015
- Pre-development funded for flagship property at 77 Greenwich

April 2015
- Repositioned legacy West Palm Beach property with signing of Walmart Marketplace as anchor tenant

December 2015
- Closed $30M rights offering backstopped by MFP Investors and uplisted to NYSE American (@ $6.00/share)

June 2016
- Added to the Russell 2000 Index

December 2016
- Launched multifamily initiative with acquisition of The Berkley in Brooklyn ($68.9M) as 50/50 JV

Q1 2017
- Strengthened balance sheet with $41M in new equity (@$7.50/share)

Q3 2017
- Continued to execute multifamily initiative with agreement to acquire Park Slope property in Brooklyn ($81M)
- Sold legacy Westbury property for $16M

Q4 2017
- Simultaneously closed $189.5M construction facility for 77 Greenwich and contract with New York City to build & sell them a new lower school at the base of the new construction high rise building .

Q4 2017
- Commenced ground up construction of 300,000 SF 77 Greenwich

Multi-Family Acquisition Strategy

Opportunistic Development

Legacy Assets

Trinity Place Holdings Inc. (NYSE American: TPHS) 5

FOCUS ON ASSET VALUE CREATION

TRINITY PLACE HOLDINGS

Multi-Family Acquisition Strategy

The Berkley Williamsburg, Brooklyn

- Acquired newly built 95-unit apartment building in Brooklyn's hottest neighborhood in 2016
- $68.9 M purchase was a 50/50 JV
- Current occupancy of 99%
- 76 market and 19 affordable units
- Benefits from 421-A real estate tax abatement for 25 years

237 11th Street Gowanus/Park Slope, Brooklyn

- Contract executed to acquire newly built 105-unit apartment building in new construction multifamily starved Brooklyn neighborhood in 2017
- $81 M purchase expected Q2
- Benefits from 421-A real estate tax abatement for 15 years
- Ground floor retail on major avenue featuring large Starbucks

Pipeline

- $500M + in pipeline assets focused on multi-family strategy
- Goal to significantly expand portfolio in the coming years in select Metro New York areas which are positioned for long term rent growth

Opportunistic Investment

77 Greenwich, Manhattan

- New construction of 500 + foot tall & 300,000 + SF tower in Lower Manhattan underway
- 90 "affordable luxury" condos to be sold
- Elementary school on lower levels to be sold to the City of New York
- 7,500 SF of retail
- Leading design and construction team in place
- Financing completed in December 2017 with $189.5 M construction facility to be drawn down over time as costs incurred

Legacy Asset Repositioning

West Palm Beach, Florida

- One-story neighborhood retail strip center comprised of approx. 112,000 SF of rentable area on heavily trafficked crossroads near airport
- Redevelopment and repositioning of the center is complete.
- Two largest tenants are Walmart Marketplace, with 41,662 square feet and Tire Kingdom with 5,400 SF
- Currently leasing remaining available inline spaces

Paramus, New Jersey

- One of few large available sites in the strong Paramus Route 17 retail corridor
- Currently leased to Restoration Hardware and LensCrafters on short-term licenses
- Land area of approx. 6.7 acres
- Entered into an agreement with Carmax (NYSE: KMX), pursuant to which Carmax will groundlease and construct a new building after

NOLs / Intellectual Property

- Approximately $231.0 M of federal net operating loss and $102 M state net operating loss carryforwards at December 31, 2017
- On-line marketplace FilenesBasement.com established
- Rights to the Stanley Blacker® brand
- Running of the Brides® event
- An Educated Consumer is Our Best Customer® slogan

Experienced Management Team Deploying Clear Data Driven Strategy to Drive Value

Trinity Place Holdings Inc. (NYSE American: TPHS) 6

MULTI - FAMILY ACQUISITION STRATEGY

MULTI - FAMILY ACQUISITION STRATEGY Identification Of Opportunities In Multi - family Based On Current Trends And Economic Data aka “The Contrarian View” Focus on Key Longer Term Growth Neighborhoods in Metro NYC Risk Adjusted Returns Cash Flow Portfolio Fee & Promote Structures 8 Trinity Place Holdings Inc. (NYSE American: TPHS)

FLIGHT TO QUALITY “THE CONTRARIAN VIEW” ► NYC has some of the oldest housing stock in the nation and 64.2% of NYC stock is rental units ► Current availability in Brooklyn neighborhoods of new multi - family amenitized apartments has led some to worry about an oversupply of new construction multifamily housing ► Cap rates going up in elevator buildings in 2017 vs 2016 ► Price psf down 12% from 2016 ► Dollar volume of sales in elevator buildings down 25% to 50% in targeted areas in 2017 ► However, 2017 housing starts data, NYC real estate conditions, economic indicators and demographic trends strongly indicate that this is a temporary cyclical condition – there is already a curtailment of new supply coming online & demand for units continues to grow ► The growing cohort of highly educated millennial New Yorkers face virtually full employment and have the income to rent new apartments in neighborhoods that are close/easily accessible to their workplaces - which are increasingly in Brooklyn and south of 34 th street in Manhattan ► This “flight to quality” will absorb current supply as future housing starts slow and in turn rental income for these units will return to historical NYC growth rates ► Short - term concerns in the market about this new supply are causing a pricing dip due to reduced investment competition - thereby creating an attractive entry point for investors with a longer - term perspective than many current developers/investors ► Taking a “contrarian view” is an opportunity to capitalize on clear and strong economic trends as developers/owners face a rising interest rate environment as they transition new supply into the market Trinity Place Holdings Inc. (NYSE American: TPHS) 9 Data sources include Rent Guidelines Board of NYC research; Douglas Elliman/Miller Samuel Research; US Census Bureau; Office of NYS Comptroller; C ush man & Wakefield Action: To build a scaled critical mass of Class A apartments (some with ancillary ground - floor retail or mixed - use characteristics) which will generate stable, growing cash flow and offer long - term appreciation

DEMAND – A STRONG & GROWING NEW YORK CITY Trinity Place Holdings Inc. (NYSE American: TPHS) 10 ► NYC metro population projected to grow by over 3% (~600K people) over next decade ► Over 630,000 jobs have been created in NYC since 2009; Largest expansion since WWII ► Record low unemployment rates - with college educated unemployment rate at 2.7% ► NYC’s economy is growing & diversifying ► University & healthcare industries have largest increases ► 25.5% increase in undergraduate and graduate students from 2005 - 2015 and major university investment in programs focused on innovation ► TAMI (Tech, Advertising, Media and Information) industries are creating high - income jobs while diversifying the economy ► Finance job growth projected to be supported by changes in federal corporate tax rate, deregulation and other policy changes ► 47% of job gains since 2009 occurred outside of Manhattan - the most since 1975 ► Office jobs flocking to Lower Manhattan and Brooklyn ► Increasing amount of mass transit & infrastructure investments ► NYC Ferry Service, Penn Station, LaGuardia Airport, East Side Access, 2nd Avenue Subway, and L Train Repairs as well as transit enhancements due to L Train temporary closure ► Brooklyn gaining high - income resident market share & greater investor acceptance ► Brooklyn is already NYC’s most populous borough (~2.6 million residents) ► The borough has attracted strong earning newcomers underserved by older rental housing stock. (TPHS property the Berkley has an average household income of app. $264,000) ► 5 million square feet of new office/light manufacturing space opening in 2018 and 3.7 million planned in Brooklyn amid 38% Job growth in the borough since 2009 ► High - end residential rents exceed $70 per SF in Williamsburg and $65 per SF in Downtown BK ► TIAA, Zurich Life, Greystar, Equity Residential, and AvalonBay have invested in Brooklyn properties – underscoring improved institutional marketplace and risk/liquidity levels Data sources include Office of the New York State Comptroller, CBRE, NYS Department of Labor, Census Bureau and New York City Ec onomic Development Corporation

SUPPLY – A REDUCTION OF DELIVERIES ► Deliveries projected to decrease and be absorbed ► Building permits for new dwelling units were 16,269 in 2016 -- A 71% reduction from the 2015 peak and the first reduction since 2009 ► 6,100 condo & multifamily rental units were delivered in Brooklyn in 2017 ► This cycle projected to end in 2019/2020 ► Transit oriented sites in prime/growth neighborhoods are scarce ► Land values (and thus replacement costs) of well - located multifamily projects in NYC remain high – which also pushes condominium development ► Over the last 25 years, NYC’s historical average annual rent growth rate has exceeded 4.0% for market rate rental apartments ► Not all of the current pipeline/supply consists of market - rate rental units ► The supply wave was heavily influenced by NY’s 421 - a tax abatement program expiration in January 2016 ► Affordable New York will offer a 35 - year tax abatement in return for setting 25%+ (up from 20% under 421 - a) of the units aside for lower - income residents and projects in certain locations paying set construction wages ► Affordable New York expected to help some mega - projects move forward, but a reduction in the number of development sites and high land prices are preventing most developers from breaking ground on mid - size new multifamily rental developments ► These dynamics, along with tightness in the construction lending market should help control the apartment supply Trinity Place Holdings Inc. (NYSE American: TPHS) 11 Net Absorption, Deliveries, & Vacancy Rate - New York Metro (Data Source: CoStar ) Data source: New York City Rent Guidelines Board

KEY CRITERIA ► Expansion Into Prime/Growth Neighborhoods In NYC ► Trinity Place Holdings Inc. is focused on high - quality, newly - delivered assets in prime neighborhoods of Brooklyn and Manhattan where it can buy at an attractive long - term basis ► Brooklyn – Williamsburg, Park Slope, Brooklyn Heights, DUMBO, Boerum Hill, Gowanus, Greenpoint, Prospect Heights, Clinton Hill, Crown Heights, and select other “Brownstone Brooklyn” neighborhoods ► Manhattan - Select prime neighborhoods where we see an opportunity to capitalize on price dislocation in the market and/or long term favorable supply/demand characteristics ► Other emerging neighborhoods with similar income and growth characteristics which are near public transportation and demonstrate strong local demand drivers such as universities and hospitals ► Appropriate Risk Adjusted Returns ► Cash Flow Portfolio ► Potential Fee & Promote Structures & Institutional Partnerships Trinity Place Holdings Inc. (NYSE American: TPHS) 12

MULTI - FAMILY PROPERTIES

► Neighborhood ► Williamsburg, Brooklyn – A bourgeoning center of residential, retail and hotel spurred by 2005 rezoning ► A mix of formerly industrial lofts and new waterfront towers, Williamsburg has become one of the most desirable neighborhoods to live, work and play in NYC ► As a result, Williamsburg achieves some of NYC’s highest PSF residential rents ► Property Details ► 95 units located at 223 North 8th Street, Williamsburg with superior amenities ► 95% of units with private terraces ► Landscaped roof and courtyard ► Yoga lawn ► On - site parking and tenant storage ► 76 market and 19 affordable units ► Benefits from 421 - A real estate tax abatement for 25 years ► Construction completed June 2016 ► Acquired in December 2016 for $68.9 million through 50/50 JV ► Acquisition financing of $42.5 million (62% of purchase price) at 216 bps over Libor ► Occupancy at 12/6/16 (acquisition): 71% ► Occupancy at 12/31/17: 99% 14 THE BERKLEY (223 N. 8TH STREET, WILLIAMSBURG, BROOKLYN) Trinity Place Holdings Inc. (NYSE American: TPHS)

THE BERKLEY (223 N. 8TH STREET, WILLIAMSBURG, BROOKLYN) 15 Trinity Place Holdings Inc. (NYSE American: TPHS)

GOWANUS/PARK SLOPE (237 11TH STREET, BROOKLYN) ► Neighborhood ► Fourth Avenue was rezoned for multifamily and serves as a gateway avenue to Brooklyn ► On border of Park Slope and Gowanus, this location captures the character of a more artsy industrial area and the more stately neighborhood near Brooklyn’s renown Prospect Park ► Property Details ► 105 market units located at 237 11th Street ► Key corner location on burgeoning Fourth Avenue at the cross roads of Park Slope and Gowanus ► Adjacent to R, F & G subway stations ► Short walk to Prospect Park and the restaurant rows and shopping of Fifth Avenue and Smith Street ► Easy vehicular access ► Highly desirable area for professionals with or without young children ► Amenities superior to the market include: ► Panoramic views of the Manhattan and Brooklyn skylines ► Private balconies on select units ► Private landscaped ground level garden and extensive roof garden ► 24 - hour fitness center & lounge ► On - site parking, bike and tenant storage ► Benefits from 421 - A real estate tax abatement for 15 years ► Ground Floor Retail featuring large Starbucks ► Construction completed Fall 2017 ► Contract executed for $81 million and closing expected in Spring 2018 Trinity Place Holdings Inc. (NYSE American: TPHS) 16

GOWANUS/PARK SLOPE (237 11TH STREET, BROOKLYN) Trinity Place Holdings Inc. (NYSE American: TPHS) 17 237 11 th Street

OPPORTUNISTIC INVESTMENT

77 GREENWICH – A TRANSFORMATION

TRINITY PLACE
HOLDINGS

- Former Syms retail site transformed into a mixed use tower with a boutique offering of luxury condominiums above a school and retail
- Adjacent historic property as well as air rights from adjacent property owner
- A well located development in burgeoning New Downtown powered by $30 billion in private and government investment since 2001
- Surrounded by parks and the City is creating another park directly adjacent to the site to be called Elizabeth Berger Park
- Growing highly educated community with new families flocking to the area and creating a 24-7 environment
- In house development capability with specialization in public private projects and high-rise mixed use construction
- Limited new competitive supply in submarket
- Highest and best use redevelopment
- "GMP Contract" with Gilbane Building Company as Construction Manager at Risk
- Due to construction facility, the GMP and the City payments for the school, no additional TPHS cash requirements currently anticipated
- Construction well underway with the commencement of superstructure in Fall 2018

Illustrative Valuation For Residential Component of 77 Greenwich(1)
($ in thousands)

Implied additional value per share						
Illustrative average residential condominium sales prices (2)	$	2,500	$	2,700	$	2,900
Total SSF		136,000		136,000		136,000
Illustrative gross value of residential condominium	$	340,000	$	367,200	$	394,400
Less: Construction facility (assumes maximum amount available is fully drawn)		(189,500)		(189,500)		(189,500)
Illustrative 77 Greenwich net residential valuation	$	150,500	$	177,700	$	204,900

(1) See page 21 for management's projected timeline for 77 Greenwich

(2) Prices are net closing costs. Comparable pricing in the market based on recent sales have ranged between $2,350 and $3,400 PSF. We have not yet set the pricing for our residential condominium units. (See Appendix on pages 39 and 40)



Trinity Place Holdings Inc. (NYSE American: TPHS) 19

77 GREENWICH – DESIGN AND PROGRAM ► 500+ foot tall mixed use tower ► ± 300,000 GSF ► 90 luxury condominiums, all with water views (Hudson River and NY Harbor) ► ± 7,500 GSF retail ► ± 90,000 GSF elementary school developed on behalf of and to be purchased by the City of New York ► Restoration of a landmarked 19 th century townhouse ► Architecture by FX Collaborative – award winning architect of Greenwich Lane and other premier residential properties in New York and abroad ► Interior Design by Deborah Berke Partners – designer of 432 Park, Dean of Yale School of Architecture and Awarded The National Design Award for Interiors 2017 ► Primarily a mix of 1,2 and 3 bedroom units ► Majority of homes are under 1,350 SSF 20 Trinity Place Holdings Inc. (NYSE American: TPHS)

77 GREENWICH PROJECTED TIMELINE (1)

TRINITY PLACE HOLDINGS


1H17
2H17
1H18
2H18
1H19
2H19
1H20
2H20
1H21
2H21
1H21
2H22
1H23
2H23
1H24
2H24
▶Secured $189.5 M construction facility
▶Acts like a line of credit, only pay interest on outstanding balance
Project Construction
21 monthly payments from NYC to TPHS Construction Costs (Total $41.5 M excluding fees to TPHS)
▶Substantial Completion of NYC elementary school
▶NYC School Construction Authority to complete build-out
Marketing and Sale of Condominiums
▶Initial closings of condominiums
Rental Income on Retail

(1) Based on management's current expectations

Trinity Place Holdings Inc. (NYSE American: TPHS) 21

77 GREENWICH CONSTRUCTION PROGRESS Trinity Place Holdings Inc. (NYSE American: TPHS) 22

REPOSITIONING LEGACY ASSETS

PARAMUS ► Asset Highlights: ► Route 17 is one of the strongest retail corridors on the East Coast ► Currently leased to Restoration Hardware and LensCrafters on short - term licenses ► Land area of approximately 6.7 acres with visibility from Route 17 and the Garden State Parkway ► Entered into an option agreement with Carmax (NYSE:KMX) for a long - term ground lease, pursuant to which Carmax will construct a new building after they obtain approvals. Will pay interim land use planning payments until approvals achieved ► Temporary Income During Redevelopment ► $1.3 M+ of annualized short - term gross revenue from Restoration Hardware, Lenscrafters and Carmax ► Annualized current net operating expenses of approximately $0.5 M ► Property is cash flow positive ► In - place, prepayable $11.0 M undrawn amended secured line of credit 24 Trinity Place Holdings Inc. (NYSE American: TPHS)

WEST PALM BEACH ► Asset Highlights: ► One - story grocery store anchored neighborhood retail strip center comprised of approximately 112,000 square feet of rentable area ► At busy crossroads in West Palm Beach near the airport ► Redevelopment of center is complete and the team is actively leasing the remaining available spaces ► Two largest tenants have strong credit - Walmart Marketplace, with 41,662 square feet of space and Tire Kingdom with 5,400 square feet ► The center is cash flow positive ► In - place, prepayable , low leveraged $9.1 million loan with an earn - out available as leasing continues on remaining approximately 30,000 square feet. 25 Trinity Place Holdings Inc. (NYSE American: TPHS)

OTHER ASSETS ► Post bankruptcy, the new real estate holding company also retained valuable Intellectual Property assets ► The company has a website maintained by a third party which sells name brand discounted items under the Filene’s Basement moniker ► The company has been approached to sell, license or partner on these assets and intends to continue to seek to monetize brands in the future 26 Trinity Place Holdings Inc. (NYSE American: TPHS) FilenesBasement.com

$231M of Federal NOLs and $102M of State NOLs ► Trinity Place Holdings has approximately $231 million of federal net operating loss carryforwards (“NOLs”) at December 31, 2017 ► These NOLs will expire between 2029 and 2037 ► State NOL carry forwards of approximately $102 million predominantly in New York, New Jersey and Florida. These NOL’s expire between 2029 and 2037 ► NOL’S to offset ordinary income &/or capital gains from: 1. Sale of condominiums at 77 Greenwich 2. Asset and Property management fees and other sources of potential fee income 3. Sale of any other portfolio assets or future income 27 Trinity Place Holdings Inc. (NYSE American: TPHS)

FINANCIALS

BALANCE SHEET HIGHLIGHTS ► Working Capital (at 12/31/17) ► Cash and cash equivalents: $15.3M ► $24M pro forma including reimbursement for prefunded school costs ► Restricted cash: $8.9M (pertains to Park Slope acquisition) ► Balance Sheet Strengthened To Execute on Strategy ► Closed $189.5M construction facility to finance 77 Greenwich development in December 2017 ► $32.7M drawn as of 12/31/17 ► Closed $27M private placement in February 2017 at $7.50 per share ► Closed $14M rights offering in April 2017 at $7.50 per share ► Entered Secured Line of Credit for $12M in February 2017 (undrawn) ► Strong Institutional Backing ► Third Avenue Management (16%) ► Primarily held in Real Estate Value Fund ► MFP Investors (14%) ► Michael F. Price Family Office ► Alexander Matina is Chairman of Board ► Two Prominent Family Offices and Gabelli & Co. (11% in aggregate) ► Initiated positions in February 2017 private placement Please find full detailed balance sheet and accompanying notes in SEC filings 29 Trinity Place Holdings Inc. (NYSE American: TPHS)

ACCESS TO DIVERSIFIED CAPITAL SOURCES Trinity Place Holdings Inc. (NYSE American: TPHS) 30 2015 2016 2017 JV Equity 223 North 8th $14,243 Total JV Equity $14,243 Debt 77 Greenwich $40,000 $189,500 (1) West Palm Beach $9,100 Paramus - LOC 11,000 (2) 223 North 8th 42,500 (3) Total Debt $40,000 $51,600 $200,500 Equity Rights Offering $30,000 $14,134 Private Placement 26,888 At The Market 1,174 23 Total Equity $30,000 $1,174 $41,045 Total Capital $70,000 $67,017 $241,545 (In thousands) (1) $32.7 million drawn at December 31, 2017 (2) Undrawn as of December 31, 2017 (3) TPHS owns a 50% interest in this investment Proven ability by experienced management team to optimize capital structure

LOW LEVERAGED ASSET BASE 12/31/2015 12/31/2016 12/31/2017 Shares Outstanding 25,241 25,664 31,452 Closing stock price $ 6.13 $ 9.27 $ 6.95 Market value of common equity 154,722 237,905 218,591 Consolidated debt 40,000 49,100 41,402 Consolidated enterprise value $ 194,722 $ 287,005 $ 259,993 TPHS share of unconsolidated JV debt - 21,250 21,250 Enterprise value including TPHS share of unconsolidated JV debt $ 194,722 $ 308,255 $ 281,243 Consolidated debt to consolidated enterprise value 20.5% 17.1% 15.9% Debt to enterprise value, including TPHS share of unconsolidated JV debt 20.5% 22.8% 22.3% (In thousands, except per share amounts) Trinity Place Holdings Inc. (NYSE American: TPHS) 31

ILLUSTRATIVE VALUE MATH EXERCISE[(4)]

TRINITY PLACE HOLDINGS

- *Excluding 77 Greenwich residential, illustrative valuation of TPHS would range between $126M to $148M (midpoint $137M) (1)(2)*
- *Comparable current pricing in the residential sales market of Lower Manhattan have ranged between $2,350 and $3,400 PSF (See Appendix on page 39)*
- *At various potential average sales prices of 77 Greenwich residential sales, TPHS would currently be trading at discounts ranging from 29% to 40%*
- *According to Wall Street sell side analysts estimates, our peers are trading approximately 15% below NAV.*

Illustrative Valuation Including 77 Greenwich Residential Condominium Homes

Implied additional value per share	*(In thousands, except per share and square feet amounts)*		
Illustrative average residential condominium sales prices (3)	$ 2,500	$ 2,700	$ 2,900
Total SSF	136,000	136,000	136,000
Illustrative gross value of residential condominium	$ 340,000	$ 367,200	$ 394,400
Less: Construction facility (assumes maximum amount available is fully drawn)	(189,500)	(189,500)	(189,500)
Midpoint of Illustrative valuation, excluding 77 Greenwich residential condominium (1) (2)	$ 137,243	$ 137,243	$ 137,243
Illustrative Company valuation	$ 284,201	$ 311,401	$ 338,601
Shares outstanding	31,550	31,550	31,550
Implied stock price per share based on illustrative residential condominium sales prices	**$ 9.12**	**$ 9.98**	**$ 10.84**
Discount to stock price (as of April 16, 2018)	**(29)%**	**(35)%**	**(40)%**

(1) Includes our 50% interest in 223 N 8th Street, Williamsburg and our pending acquisition of 237 11th Street, Park Slope at cost as well as to be completed and stabilized Paramus, West Palm Beach and the 77 Greenwich retail condominium based on management's current expectations of net operating income at stabilization. Also includes current assets and liabilities at 12/31/17, intellectual property and NOL's. (2) Includes 50% share of the mortgage encumbering 223 N 8th Street and the mortgage on West Palm Beach. (3) Comparable pricing in the FiDi market based on recent sales have ranged between $2,350 and $3,400 PSF. We have not yet set the pricing for our residential condominium units. These are illustrative sales prices net of closing costs. (See page 19 and Appendix on page 39). (4) See Appendix on page 40.

Trinity Place Holdings Inc. (NYSE American: TPHS) 32

IMPLIED 77 GREENWICH RESIDENTIAL SALE PRICE BASED ON SHARE PRICE Implied value of 77 Greenwich residential condominium (in 000’s, except per share and P/SSF) Illustrative midpoint valuation per share, excluding 77 Greenwich residential condominium(1) $ 4.35 Stock price (a/o April 16, 2018) $ 6.47 Implied share price attributable to 77 Greenwich Street residential condominium $ 2.12 Shares outstanding 31,550 Implied profit attributable to 77 Greenwich residential condominium $ 66,886 Add: Construction facility (assumes maximum amount available is fully drawn) $ 189,500 Implied value of 77 Greenwich Street residential condominium net of transaction costs $ 256,386 Total SSF 136,000 Implied sales price PSF for our residential condominium net of closing costs $ 1,885 ► With stock trading $6.47 per share as of April 16, 2018, that implies condo sales P/SSF net of closing costs of + $1,885 ► Comparable pricing in the Lower Manhattan market based on recent sales have ranged between $2,350 and $3,400 PSF (See Appendix on pages 39 and 40) Trinity Place Holdings Inc. (NYSE American: TPHS) 33 (1) Based on the midpoint of the illustrative valuation on page 32, divided by 31.550M shares outstanding as of 3/31/18.

MANAGEMENT AND BOARD

MATT MESSINGER, President & CEO . ► Matt Messinger appointed the President and CEO of the Company in October 2013 ► Formerly Executive Vice President and Director of Investment Management at Forest City Ratner Companies (“FCRC”) ► 18 year tenure at the company ► Led the New York Investment Committee of FCRC and served on the Investment Committee and Executive Management Committee of the parent FCE ( NYSE: FCE.A) ► Extensive development, asset management, finance, strategic planning and tax credit structuring experience across a wide range of asset classes including retail, hotel, residential, office, arena and professional sports teams ► Currently serves as co - chair of the board and sits on the real estate committee of the Children’s Museum of Manhattan and is also a member of the International Council of Shopping Centers (ICSC), Urban Land Institute (ULI), the Real Estate Board of New York (REBNY), the Low Income Housing Tax Credit Coalition, the New Markets Tax Credit Coalition, and the New York Hospitality Council 35 Trinity Place Holdings Inc. (NYSE American: TPHS)

TEAM Charles Gans , Senior Vice President Mr. Gans joined the Company in October 2017 to lead the development of 77 Greenwich. Prior to joining, he served as Executive Vice President and co - headed the Real Estate Transaction Group at NYCEDC. In that capacity, he led a team of real estate professionals who executed transformative public - private redevelopment projects on behalf of the City of New York such as the innovative 1.5 million square foot Live Work Campus in Long Island City as well as the Spofford Live Work Campus in Hunts Point. In total, Mr. Gans closed over $3 billion of transactions at NYCEDC. Prior to joining NYCEDC, Mr. Gans spent six years at Lend Lease where he served as construction manager for over 1.25 million square feet of ground - up residential development projects and performed preconstruction work across a variety of commercial office, hospitality, and senior living projects. Mr. Gans received his MBA from the Wharton School at the University of Pennsylvania and a BS in Civil Engineering from Northwestern University . Jeffrey Travia , Vice President Mr. Travia joined the company in September of 2015. He has over ten years of experience in the real estate industry, most recently raising nearly $1 billion of capital for clients at Ackman - Ziff. Previously, Mr. Travia was the Deputy Director of the Long Island City Business Improvement District and an associate in the real estate development departments of Tishman Speyer and the Related Companies. Mr. Travia focuses on pursuing new investment opportunities and project management. He holds an MBA from The Wharton School, University of Pennsylvania and a BA from The University of Pennsylvania. Steven Kahn, Chief Financial Officer Mr. Kahn joined the company in September of 2015. He has over 20 years of real estate accounting and financial experience including matters related to SEC compliance, tax compliance, development and acquisitions. Mr. Kahn previously served as CFO of United Realty Trust Inc., Senior Vice President Finance at SL Green and has held positions with both PricewaterhouseCoopers and Deloite & Touche . As CFO Mr. Kahn focuses on budgeting and expense control, shareholder and lender relations, and ensuring compliance with accounting, tax and SEC regulations. He is responsible for supporting and helping to develop the Company’s strategic plan and maintaining certain key financial and accounting relationships. Mr. Kahn hold degrees from the University of Witwatersrand (South Africa) and Queens College (CUNY) and is a Certified Public Accountant. Miriam G. Harris, Executive Vice President Ms. Harris joined the Company in February 2014 and oversees development and acquisition. Prior to joining, she served as Executive Vice President and co - headed the Real Estate Transaction Group at the New York City Economic Development Corporation (“NYCEDC”). In that capacity, she led a team of real estate professionals who executed transformative public - private redevelopment projects on behalf of the City of New York such as Essex Crossing on the Lower East Side of Manhattan and the Cornell Technion Campus on Roosevelt Island. Prior to joining NYCEDC, Ms. Harris spent over a decade at Forest City Ratner Companies where she served as the development manager for the 1.6 million square foot New York Times Building in Times Square and worked on the company’s hotel developments. Ms. Harris earned a Masters in Urban Planning from Harvard University, an MA from the University of Chicago and BA from Swarthmore College. 36 Trinity Place Holdings Inc. (NYSE American: TPHS)

BOARD OF DIRECTORS Joanne M. Minieri Ms. Minieri has served as a director of the Company since November 8, 2013 and serves as the Chair of the Board’s Audit Committee. She was appointed by Third Avenue, a major investor in the Company. Ms. Minieri serves as the “Special Stock Director,” who is elected by the holder of the Special Stock pursuant to the Company’s Certificate of Incorporation. She is an EVP of RXR Realty and the COO of RXR Dev Svcs and RXR Dev and Construction Co. Qualifications and Skills: Previously, Ms. Minieri served as President and Chief Operating Officer of Forest City Ratner Companies (“FCRC”), a wholly owned subsidiary of Forest City Enterprises (“FCE”). She originally joined FCRC as its Chief Financial Officer in 1995, and was promoted to Executive Vice President and Chief Operating Officer in 1998 and to President and Chief Operating Officer in 2007. Ms. Minieri served as the Deputy County Executive and Commissioner of Economic Development and Planning for Suffolk County from 4/2012 - 7/2016. Ms. Minieri is a certified public accountant. Jeffrey B. Citrin Mr. Citrin currently serves as Vice Chairman/Senior Advisor of Square Mile Capital Management LLC. Square Mile , which Mr. Citrin founded in 2006, is a private institutionally backed New York - based investment firm which focuses on real estate and real estate related opportunities. Mr. Citrin served as Square Mile’s Co - Managing Principal until July 2017. In addition to his ongoing role on Square Mile’s Board of Directors, Mr. Citrin serves on the Investment Committees for all of Square Mile’s funds and investment vehicles. Prior to founding Square Mile, Mr. Citrin served as President of Blackacre Capital Management LLC which he cofounded in 1994. Blackacre (now Cerberus Institutional Real Estate) is the dedicated real estate arm of global investment firm Cerberus Capital Management LP. Prior to cofounding Blackacre , Mr. Citrin was a Managing Director at Oppenheimer & Co. Inc. where he served as head of the firm’s Commercial Mortgage Investment Unit through which Oppenheimer conducted its commercial mortgage and real estate principal activities. From 1991 through 1993, Mr. Citrin served as a Vice President at First Boston (now Credit Suisse) where he was a founding member of the firm’s Real Estate Principal Group, and from 1986 through 1991 Mr. Citrin was a Vice President in the Real Estate Investment Banking Unit of Chemical Bank (now JP Morgan Chase). Mr. Citrin practiced law from 1983 until 1986. Mr. Citrin graduated from Dartmouth College in 1980 and received a JD from the Columbia University School of Law in 1983. He currently serves as Co - Chairman of the Board of Overseers of the Hood Museum of Art, and as a member of the Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE: SKT), the Real Estate Roundtable, the Urban Land Institute and the Board of Advisors of the Hospital for Special Surgery. Matthew Messinger See management page for bio. Alan Cohen Mr. Cohen has been a director of the Company since September 14, 2012. Mr. Cohen was initially elected to the Board of Directors by the Official Committee of Unsecured Creditors of Syms Corp. He is the Chairman of Abacus Advisors LLC , a business advisory firm. Qualifications and Skills: Mr. Cohen is the Chairman of Abacus Advisors and has more than 30 years’ experience working with distressed businesses in all aspects of their management and operations, serving as a consultant and advisor to numerous Fortune 500 companies and many leading banks and financial institutions. He has been an active participant in seminars on turnaround management and has lectured extensively on restructuring and asset - based lending. Mr. Cohen has served as a trustee, chief restructuring officer, and consultant in various chapter 11 cases, state court proceedings, and out - of - court restructurings for companies including The Towers Financial Corporation, County Seat Stores, 47th Street Photo, Russ Togs and Aileen, Inc. Alexander C. Matina Mr . Matina has served as a director of the Company since April 11 , 2013 and is the Chairman of the Board . He was initially elected by the two directors of the Company then serving as the directors elected by the holders of Common Stock pursuant to the Company’s by - laws . He is the Vice President of Investments for MFP Investors, LLC , the family office of Michael F . Price, which has a value - investing focus across public and private markets . Mr . Matina also serves as a director of S&W Seed Company, a publicly traded agricultural company, and Papa Murphy’s Holdings, a publicly traded restaurant franchisor . In addition, he also serves on the board of XRO Energy LLC, a private energy company with assets in Wyoming . Mr . Matina brings a strong finance background to the Company, including experience with bankruptcies and private equity . Mr . Matina serves as an adjunct professor of finance at Fordham University . Prior to joining MFP Investors, LLC in 2007 , Mr . Matina served in various roles at Balance Asset Management, a multi - strategy hedge fund, and as a senior associate at Altus Capital Partners, a middle market private equity fund . He was previously a principal at 747 Capital, a private equity fund - of - funds, and a financial analyst at Salomon Smith Barney in the financial sponsors group of the investment banking division Keith Pattiz Mr. Pattiz has served on the Board of Directors since November 5, 2013. Mr. Pattiz is a partner in the law firm of McDermott Will & Emery LLP , where he serves as head of the real estate group. Mr. Pattiz has extensive experience in a wide range of real estate matters, including commercial leasing, financing, sales and acquisitions, hotel transactions, joint ventures and real estate workout matters. He has provided legal representation to a variety of clients, including major residential, office, hotel and shopping center developers, hotel operators, lending institutions, and US and non - US investors. Mr. Pattiz has been recognized by Chambers USA, Super Lawyers as well as Best Lawyers in America. 37 Trinity Place Holdings Inc. (NYSE American: TPHS)

APPENDIX

COMPARABLE LOWER MANHATTAN CONDO DEVELOPMENTS Building Projected/Estimated $/SF 125 Greenwich St. $2,900/SF 45 Park Place $3,400/SF The Four Seasons Residences (30 Park Place) $3,200/SF 50 West St. $2,800/SF 111 Murray St. $3,200/SF One Seaport (161 Maiden Lane) $2,350/SF The Beekman Residences (5 Beekman St.) $2,400/SF 25 Park Row $3,200 /SF 130 William St. $2,400/SF 1 Wall St. $2,500/SF Comp Set Secondary Comp Set Pipeline • Comp set includes some developments that management believes have many units with inferior views, inefficient designs, or inferior locations relative to our plans for 77 Greenwich or are conversion properties • Projected/Estimated represents the average per square foot price of each building as recorded in each building’s publicly filed condominium offering plan as amended and when available reflects prices of recently closed contracts 39 Trinity Place Holdings Inc. (NYSE American: TPHS)

CERTAIN RISKS REGARDING ILLUSTRATIVE VALUATIONS The illustrative valuations on pages 19, 32 and 33 are provided solely for purposes of demonstrating the math one might use a s p art of a potential valuation methodology for the Company based on the examples provided. These illustrative valuations are subject to numerous expectati ons and assumptions and actual values could differ materially from those presented, including but not limited to for the reasons set forth under the hea ding “Risk Factors” in the Company’s annual report on Form 10 - K and other SEC filings. In particular: The illustrative value of the Company’s assets excluding residential condominium sales at 77 Greenwich is subject to the foll owi ng assumptions and risks, among others: ► The purchase price for the Company’s 50% interest in the 223 N. 8th Street and its pending acquisition of 237 11th Street cou ld exceed the price at which the Company could sell such assets, which would depend on actual market conditions at the time of any such sale; ► The completion and stabilization of the legacy properties’ business plans in line with management’s current plans and expecta tio ns, which are subject to various market and competitive factors; and ► The company’s ability to monetize its intellectual property and NOLs as currently projected by management, which is uncertain . The illustrative valuation of the residential condominium is subject to the following assumptions and risks, among others: ► The ability of the Company to complete construction of 77 Greenwich within management’s projected timeline and construction b udg et which is subject to a GMP contract; ► The market for residential condominiums in downtown Manhattan at the time of any sale of our residential condominiums, which is subject to a variety of factors including those described in the risk factors section of our 10 - K for the year ended December 31, 2017; ► Operating expenses may exceed our current estimates; and ► Investment returns from 77 Greenwich and other properties we may develop may be less than anticipated. The Company undertakes no obligation to provide updated illustrative valuations in the future. 40 Trinity Place Holdings Inc. (NYSE American: TPHS)